Report of Independent Auditors


To the Shareholders and Board of
Trustees of
PaineWebber Asia Pacific Growth Fund

In planning and performing our audit of
the financial statements of PaineWebber
Asia Pacific Growth Fund for the year
ended October 31, 1998, we considered
its internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of PaineWebber Asia
Pacific Growth Fund is responsible for
establishing and maintaining internal
control.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above at
October 31, 1998.

This report is intended solely for the
information and use of the board of
trustees and management of PaineWebber
Asia Pacific Growth Fund and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these
specified parties.




		ERNST & YOUNG LLP

December 21, 1998